EXHIBIT 5.1

    LAW OFFICES OF
  WILLIAM B. BARNETT                         15233 VENTURA BOULEVARD, SUITE 410
     ___________                              SHERMAN OAKS, CALIFORNIA 91403
                                                 TELEPHONE (818) 789-2688
     OF COUNSEL                                     FAX (818) 789-2680
  SYLVIA R. ESQUIVEL                            EMAIL: WBARN @ PACIFICNET.NET


                                  March 3, 2004


Essxsport Corp.
9812-14 Glenoaks Blvd.
Sun Valley, California 91352

RE:      Essxsport Corp.
         2004 Professional/Employee/Consultant Stock Compensation Plan


Ladies and Gentlemen:


         We have acted as counsel for Essxsport Corp. (the "Registrant") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 40,000,000 shares of the Registrant's Common Stock, $0.001 par value (the "Shares"), all of which 40,000,000 shares of Registrant's Common Stock may be issued under the Essxsport Corp. 2004 Professional/Employee/Consultant Stock Compensation Plan (the "Plan").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including without limitation:

         1.       The Certificate of Incorporation of the Registrant.

         2.       The Bylaws of the Registrant, as amended to date.

         3. Confirmation of the Secretary of the State of Nevada as to the good standing of the Registrant in that state.

         4. Minutes of the Registrant relating to resolutions duly adopted by the Board of Directors of the Registrant regarding the Plan.

         5.       A Certificate of the Secretary of the  Registrant  relating to
                  the  approval  of  the  Plan  by  the   stockholders   of  the
                  Registrant, if required.

         6.       Copies of the Plan.

         In addition to the examination outlined above, we have conferred with various officers of the Registrant and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plan and the terms of any agreement relating to any of the options granted there under, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                Very truly yours,

                        LAW OFFICES OF WILLIAM B. BARNETT

                             /s/ William B. Barnett

                             By: William B. Barnett


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